Contact Info: Arron K. Sutherland, President and CEO
Illinois Casualty Company
(309) 732-0105
arrons@ilcasco.com
225 20th Street, Rock Island, IL 61201

ICC Holdings, Inc. Reports 2021 Fourth Quarter and Twelve Months Results

FOR IMMEDIATE RELEASE: 2/28/2022

Rock Island, IL – February 28, 2022 – ICC Holdings, Inc. (NASDAQ: ICCH) (the Company), parent company of Illinois Casualty Company, a regional, multi-line property and casualty insurance company focusing exclusively on the food and beverage industry, today reported unaudited results for the twelve months ended December 31, 2021.

FOURTH QUARTER AND TWELVE MONTHS ENDED DECEMBER 31, 2021 – FINANCIAL RESULTS

Direct premiums written grew by  $4,305,000, or 29.2%, to  $19,047,000 for the fourth quarter of 2021 from  $14,742,000 for the same period in 2020. For the twelve months ended December 31, 2021, direct premiums written grew by $12,110,000, or 20.5%, to $71,092,000 compared to $58,982,000 for the same period in 2020. The fourth quarter witnessed positive insurance market activity which bolstered the Company’s steady growth trend established in the prior three quarters. Our insureds’ businesses were open substantially all year long in 2021 which was a stark contrast to the prior year’s business closures. Net premiums earned grew by 17.7% or  $2,265,000 to  $15,032,000 for the three months ended December 31, 2021,  from  $12,767,000 for the same period in 2020. Net premiums earned grew by 8.5% to $53,893,000 for the twelve months ended December 31, 2021, from $49,689,000 for the same period in 2020. The increase in net premiums earned for each of the period comparisons is consistent with the increased premium writings experienced throughout the year.

Net earnings totaled $2,141,000, or $0.69 per share, for the fourth quarter of 2021, compared to net earnings of $4,319,000, or $1.43 per share, for the fourth quarter of 2020. The change in fourth quarter’s net earnings as compared to the same quarter last year was driven primarily by prior year’s one-time increase of $1,641,000 from the PPP loan forgiveness. For the twelve months ended December 31, 2021, the Company reported net earnings of $4,290,000, or $1.41 per share, compared to net earnings of $3,531,000, or $1.17 per share, for the same period in 2020. This increase in net earnings is the result of a substantial increase in premium earnings and realized investment gains offset in part by an increase in losses and policy acquisition costs. Book value per share increased to $22.74 at December 31, 2021, from $22.07 at December 31, 2020, as a result of solid organic growth throughout the current year.

For the fourth quarter of 2021, the Company ceded to reinsurers  $2,767,000 of earned premiums, compared to  $2,175,000 of earned premiums for the fourth quarter of 2020. For the twelve months ended December 31, 2021, the Company ceded earned premiums of $10,854,000, compared to $10,080,000 for the same period in 2020. The slight increase in 2021’s ceded earned premiums reflects a natural increase in risk assumption as a result of policy writings growth, as well as less severe catastrophic events in the current year.

Net realized investment gains net of other-than-temporary impairment losses were  $158,000 for the fourth quarter of 2021 compared to similar gains of  $157,000 for the same period in 2020.  For the twelve months ended December 31, 2021, net realized gains net of other-than-temporary impairment losses were  $983,000, compared to losses of $245,000 for the same period in 2020.  The  moderate current period gains are primarily attributed to a turnaround in the equity markets during the first three quarters of the year. In addition, the Company’s ordinary investment portfolio rebalancing activities helped offset the current year’s market volatility.

Net investment income increased by  $152,000, or 17.8%,  to  $1,005,000 for the fourth quarter of 2021, as compared to  $853,000 for the same period in 2020.  For the twelve months ended December 31, 2021, net investment income decreased  $84,000, or 2.4%, to $3,414,000, from $3,498,000 for the same period in 2020.  Our bond portfolio, which is sensitive to interest rate changes, experienced lower investment income in 2021 due to a significant decline in reinvestment rates during 2020.

Losses and settlement expenses increased by  $2,770,000, or 41.7%, to  $9,418,000 for the fourth quarter of 2021, from  $6,648,000 for the same period in 2020. Losses and settlement expenses increased by $2,138,000, or 6.6%, to $34,700,000 for the twelve months ended December 31, 2021, from $32,562,000 for the same period in 2020.  The current year’s increase in losses reflects ordinary activity without the inclusion of catastrophic events like those experienced in 2020. Thus far, the Company has not paid any business interruption claims related to COVID-19.

Policy acquisition costs and other operating expenses increased by  $1,080,000, or 22.6%, to  $5,868,000 for the fourth quarter of 2021 from  $4,788,000 for the same period in 2020.  These costs also increased by $2,296,000, or 12.4%, to $20,825,000 for the twelve months ended December 31, 2021, from $18,529,000 for the same period in 2020.  Direct commissions, a key component of policy acquisition costs, increased 20.0% in alignment with the 20.5% increase in written premiums. These commissions are expensed as premiums are earned and the increase in acquisition costs directly correlates with 2021’s positive earned premium growth.

Total assets increased by 8.8% from  $183,939,000 at December 31, 2020,  to  $200,149,000 at December 31, 2021.  Our investment portfolio, which consists of fixed income securities, common stocks,  preferred stock, property held for investment, and other invested assets, increased by 8.9% from  $129,322,000 at December 31, 2020,  to  $140,826,000 at December 31, 2021.

FOURTH QUARTER AND TWELVE MONTHS ENDED DECEMBER  31, 2021 – FINANCIAL RATIOS

The Company’s losses and settlement expense ratio (defined as losses and settlement expenses divided by net premiums earned) was 62.7% and 64.4% for the fourth quarter and twelve months ended December 31, 2021, respectively, compared with 52.1% and 65.5% for the same periods of 2020, respectively.

The expense ratio (defined as the amortization of deferred policy acquisition costs and underwriting and administrative expenses divided by net premiums earned) was 39.0% and 38.6% for the fourth quarter and twelve months ended December 31, 2021, respectively, compared to 37.5% and 37.3% for the same periods of 2020, respectively.

The Company’s GAAP combined ratio (defined as the sum of the losses and settlement expense ratio and the expense ratio) was 101.7% and 103.0% for the fourth quarter and twelve months ended December 31, 2021, respectively, compared to 89.6% and 102.8% for the same periods of 2020, respectively.

MANAGEMENT COMMENTARY

“Following the uncertainty of the prior year, the Company welcomed 2021 with a continued commitment to providing best in class insurance coverage to the food and beverage industry. Our in-house experts balanced organic growth with risk mitigation and a focus on operational efficiency with innovation. The Company continues a conservative growth strategy from both a geographic expansion and product offering perspective.

“We ended the year with close to double-digit premium growth in each of the twelve states we do business. We  kicked the fourth quarter off with the acquisition of a full-service food safety and education company, Katkin. This exciting addition enables the offering of new, high-quality policyholder education. Sharing our expertise with insureds is a critical component in mitigating future claims experience.

“Consistent with prior quarters, our sustained premium growth outpaced our claims. This proved invaluable to securing a positive bottom line while weathering a challenging investment market. We ended another year with favorable earnings per share.

“While staying hyper-focused on our operations is key, we are excited to explore new ways in which the Company can strengthen its stewardship of our environment, our relationships, and our governance. We look forward to finding new ways in which our expertise can make  a difference in our communities and our industry in the new year,” stated Arron Sutherland, President and Chief Executive Officer.

ABOUT ICC HOLDINGS, INC.

ICC Holdings, Inc. is a vertically integrated company created to facilitate the growth, expansion, and diversification of its subsidiaries in order to maximize value to its stakeholders. The group of companies consolidated under ICC Holdings, Inc. engages in diverse, yet complementary business activities, including property and casualty insurance, real estate, and information technology.

The Company’s common shares trade on the NASDAQ Capital Market under the ticker symbol “ICCH”. For more information about ICC Holdings, visit http://ir.iccholdingsinc.com.

FORWARD-LOOKING STATEMENTS

This press release, and oral statements made regarding the subjects of this release, contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, or the Reform Act, which may include, but are not limited to, statements regarding the Company’s, plans, objectives, expectations, and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as “believe,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions. All statements addressing operating performance, events, or developments that the Company expects or anticipates will occur in the future, including statements relating to revenue and profit growth; future responses to and effects of the COVID-19 pandemic, as well the distribution and effectiveness of COVID-19 vaccines, including their effects on our business operations and claims activity; new theories of liability; judicial, legislative, regulatory and other governmental developments, including, but not limited to, liability related to business interruption claims related to COVID-19; litigation tactics and developments; product and segment expansion; regulatory approval in connection with expansion; and market share, as well as statements expressing optimism or pessimism about future operating results, are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on management's current views and assumptions regarding future events and operating performance, and are inherently subject to significant business, economic, and competitive uncertainties and contingencies and changes in circumstances, many of which are beyond the Company’s control. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Although the Company does not make forward-looking statements unless it believes it has a reasonable basis for doing so, the Company cannot guarantee their accuracy. The foregoing factors, among others, could cause actual results to differ materially from those described in these forward-looking statements. For a list of other factors which could affect the Company’s results, see the Company’s filings with the Securities and Exchange Commission, “Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations,” including “Forward-Looking Information,” set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020. No undue reliance should be placed on any forward-looking statements.

ICC Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	As of
	December 31,	December 31,
	2021	2020
	(Unaudited)
Assets
Investments and cash:
Fixed maturity securities (amortized cost of $102,145,223 at 12/31/2021 and $98,753,027 at 12/31/2020)	$105,841,543	$105,740,566
Common stocks at fair value	23,608,197	14,724,814
Preferred stocks at fair value	2,780,450	1,683,892
Other invested assets	3,086,568	1,772,867
Property held for investment, at cost, net of accumulated depreciation of $464,713 at 12/31/2021 and $465,364 at 12/31/2020	5,509,114	5,399,826
Cash and cash equivalents	4,606,378	6,598,842
Total investments and cash	145,432,250	135,920,807
Accrued investment income	659,413	660,793
Premiums and reinsurance balances receivable, net of allowances for uncollectible amounts of $100,000 at 12/31/2021 and $150,000 at 12/31/2020	27,199,804	23,506,171
Ceded unearned premiums	967,022	860,905
Reinsurance balances recoverable on unpaid losses and settlement expenses, net of allowances for uncollectible amounts of $0 at 12/31/2021 and 12/31/2020	14,521,219	13,019,865
Income taxes - current	325,940	372,986
Deferred policy acquisition costs, net	6,538,844	5,429,620
Property and equipment, at cost, net of accumulated depreciation of $6,243,055 at 12/31/2021 and $6,079,728 at 12/31/2020	3,144,218	2,860,331
Other assets	1,360,627	1,307,794
Total assets	$200,149,337	$183,939,272
Liabilities and Equity
Liabilities:
Unpaid losses and settlement expenses	$61,834,809	$61,575,666
Unearned premiums	36,212,266	29,788,834
Reinsurance balances payable	1,368,294	371,195
Corporate debt	18,455,342	13,465,574
Accrued expenses	5,441,611	3,472,511
Income taxes - deferred	954,862	1,231,271
Other liabilities	1,030,870	1,290,532
Total liabilities	125,298,054	111,195,583
Equity:
Common stock[1]	35,000	35,000
Treasury stock, at cost[2]	(3,155,399)	(3,153,838)
Additional paid-in capital	32,965,136	32,780,436
Accumulated other comprehensive earnings, net of tax	2,920,027	5,520,091
Retained earnings	44,430,264	40,140,115
Less: Unearned Employee Stock Ownership Plan shares at cost[3]	(2,343,745)	(2,578,115)
Total equity	74,851,283	72,743,689
Total liabilities and equity	$200,149,337	$183,939,272

1Par value $0.01; authorized: 2021 – 10,000,000 shares and 2020 – 10,000,000 shares; issued: 2021 – 3,500,000 shares and 2020 – 3,500,000 shares; outstanding: 2021 –3,291,852 and 2020 –3,291,125 shares

22021  –208,148 shares and 2020  –208,875 shares

32021  –234,374 shares and 2020  –257,811 shares

ICC Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Earnings and Comprehensive Earnings (Unaudited)

	For the Three-Months Ended
	December 31,
	2021	2020
Net premiums earned	$15,032,105	$12,767,500
Net investment income	1,005,372	852,802
Net realized investment gains	158,477	156,997
Net unrealized gains on equity securities	1,408,992	2,165,222
Gain on extinguishment of debt	—	1,641,299
Other income (loss)	152,085	(313,958)
Consolidated revenues	17,757,031	17,269,862
Losses and settlement expenses	9,418,035	6,648,369
Policy acquisition costs and other operating expenses	5,867,757	4,787,721
Interest expense on debt	60,906	56,946
General corporate expenses	192,128	170,147
Total expenses	15,538,826	11,663,183
Earnings before income taxes	2,218,205	5,606,679
Total income tax expense	76,927	1,287,973
Net earnings	$2,141,278	$4,318,706

Other comprehensive (loss) earnings, net of tax	(773,554)	311,434
Comprehensive earnings	$1,367,724	$4,630,140

Earnings per share:
Basic:
Basic net earnings per share	$0.69	$1.43
Diluted:
Diluted net earnings per share	$0.69	$1.42

Weighted average number of common shares outstanding:
Basic	3,089,792	3,028,868
Diluted	3,107,384	3,042,863

ICC Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Earnings and Comprehensive Earnings (Unaudited)

	For the Twelve-Months Ended
	December 31,
	2021	2020
Net premiums earned	$53,893,020	$49,689,202
Net investment income	3,414,408	3,497,702
Net realized investment gains (losses)	982,547	(245,323)
Net unrealized gains on equity securities	2,801,991	2,167,417
Gain on extinguishment of debt	—	1,641,299
Other income (loss)	348,709	(231,024)
Consolidated revenues	61,440,675	56,519,273
Losses and settlement expenses	34,699,543	32,561,988
Policy acquisition costs and other operating expenses	20,824,900	18,529,446
Interest expense on debt	235,001	207,719
General corporate expenses	723,350	641,763
Total expenses	56,482,794	51,940,916
Earnings before income taxes	4,957,881	4,578,357
Income tax expense:
Current	252,986	537,078
Deferred	414,747	509,915
Total income tax expense	667,733	1,046,993
Net earnings	$4,290,148	$3,531,364

Earnings per share:
Basic:
Basic net earnings per share	$1.41	$1.17
Diluted:
Diluted net earnings per share	$1.40	$1.16

Weighted average number of common shares outstanding:
Basic	3,047,433	3,027,903
Diluted	3,065,025	3,041,898

Net earnings	$4,290,148	$3,531,364
Other comprehensive (loss) earnings, net of tax
Unrealized gains and losses on fixed maturity securities:
Unrealized holding losses arising during the period, net of income tax (benefit) expense of $(641,107) in 2021 and $802,634 in 2020	$(2,411,782)	$3,019,434
Reclassification adjustment for gains included in net income, net of income tax expense of $50,050 in 2021 and $120,492 in 2020	(188,282)	(453,279)
Total other comprehensive (loss) earnings	(2,600,064)	2,566,155
Comprehensive earnings	$1,690,084	$6,097,519